EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months and Full-Year Ended December 31, 2020

Reports Net Revenues of $95.9 Million for the Three Months Ended December 31, 2020

RANCHO CUCAMONGA, CA – March 15, 2021 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today reported results for the three months and full-year ended December 31, 2020.

Fourth Quarter Highlights

●	Net revenues of $95.9 million for the fourth quarter
●	GAAP net loss of $6.3 million, or $0.13 per share, for the fourth quarter
●	Adjusted non-GAAP net income of $8.0 million, or $0.16 per share, for the fourth quarter

Full-Year Highlights

●	Net revenues of $349.8 million for the fiscal year
●	GAAP net income of $1.4 million, or $0.03 per share, for the fiscal year
●	Adjusted non-GAAP net income of $31.6 million, or $0.64 per share, for the fiscal year

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “Glucagon’s approval, along with the substantial growth in Primatene Mist® and epinephrine multi-dose vials sales helped drive top line growth in 2020 for Amphastar. We remain optimistic that these trends will continue into 2021 and look forward to our pipeline’s continued development. On February 11, 2021, the FDA recognized the Company’s glucagon product as a ‘significant first generic drug approval’ for 2020, emphasizing the ‘real impact on American patients’ of such a product.”

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(in thousands, except per share data)
Net revenues	$95,921	$83,383	$349,846	$322,357
GAAP net (loss) income attributable to Amphastar	$(6,273)	$(1,026)	$1,403	$48,939
Adjusted non-GAAP net income attributable to Amphastar*	$7,994	$3,639	$31,616	$17,810
GAAP diluted EPS attributable to Amphastar stockholders	$(0.13)	$(0.02)	$0.03	$0.98
Adjusted non-GAAP diluted EPS attributable to Amphastar stockholders*	$0.16	$0.07	$0.64	$0.36

 * Adjusted non-GAAP net income attributable to Amphastar and Adjusted non-GAAP diluted EPS attributable to Amphastar stockholders are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Fourth Quarter Results

	Three Months Ended
	December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Net revenues:
Enoxaparin	$17,648	$8,800	$8,848	101%
Primatene Mist®	13,392	9,002	4,390	49%
Lidocaine	12,191	12,282	(91)	(1)%
Phytonadione	10,458	12,309	(1,851)	(15)%
Epinephrine	7,482	4,311	3,171	74%
Naloxone	7,079	8,951	(1,872)	(21)%
Other finished pharmaceutical products	19,550	22,342	(2,792)	(12)%
Total finished pharmaceutical products net revenues	$87,800	$77,997	$9,803	13%
API	8,121	5,386	2,735	51%
Total net revenues	$95,921	$83,383	$12,538	15%

Changes in net revenues were primarily driven by:

●	Primatene Mist® increased volumes resulting from:
o	Continued success of our nationwide television, radio, and digital marketing campaign
o	An increase in our distribution channels, including a growth in online sales through Amazon and Kroger, the largest grocery store chain in the United States
●	Enoxaparin increased due to higher unit volumes as a result of a competitor leaving the market
●	Epinephrine sales increased due to the launch of our approved epinephrine injection multi-dose vials during the second quarter of 2020
●	Naloxone sales decreased due to lower average selling price because of increased competition
●	Other finished pharmaceutical product sales decreased due to lower demand, largely due to competitors returning to their normal distribution levels

	Three Months Ended
	December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Net revenues	$95,921	$83,383	$12,538	15%
Cost of revenues	59,089	50,002	9,087	18%
Gross profit	$36,832	$33,381	$3,451	10%
as % of net revenues	38%	40%

Offsetting factors primarily drove changes in cost of revenues and the resulting gross margin:

●	Increased sales of high margin products such as Primatene Mist® and epinephrine injection multi-dose vials
●	Increased sales of low margin enoxaparin
●	A $1.3 million amendment fee from MannKind in the fourth quarter of 2019, which increased gross margins in 2019 as a percentage of revenue

	Three Months Ended
	December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$3,787	$3,476	$311	9%
General and administrative	12,033	10,505	1,528	15%
Research and development	18,133	19,644	(1,511)	(8)%

●	Selling, distribution, and marketing expenses increased due to the cost of our ongoing national television, radio, and digital marketing campaign for Primatene Mist®
●	General and administrative expenses increased primarily due to increased legal expenses, including a reserve taken for the preliminary settlement of certain employment litigation
●	Research and development expenses decreased due to lower clinical trial expenses

	Three Months Ended
	December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Non-operating (expense) income, net	$(9,621)	$1,430	$(11,051)	NM

●	In December 2020, we recorded $12.8 million of expense relating to the litigation with Aventis, which was partially offset by foreign currency gains.

Year-End Results

	Year Ended December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Net revenues:
Primatene Mist®	$51,725	$18,065	$33,660	186%
Enoxaparin	48,681	42,695	5,986	14%
Phytonadione	42,646	45,786	(3,140)	(7)%
Lidocaine	41,113	46,013	(4,900)	(11)%
Naloxone	33,416	34,761	(1,345)	(4)%
Epinephrine	23,799	13,885	9,914	71%
Other finished pharmaceutical products	89,988	100,795	(10,807)	(11)%
Total finished pharmaceutical products net revenues	$331,368	$302,000	$29,368	10%
API	18,478	20,357	(1,879)	(9)%
Total net revenues	$349,846	$322,357	$27,489	9%

Changes in net revenues were primarily driven by:

●	Primatene Mist® increased volumes resulting from:
o	Continued success of our nationwide television, radio, and digital marketing campaign
o	Expansion of our distribution channels, including Kroger, the largest grocery store chain in the United States, starting in the third quarter of 2020 and online sales through Amazon
●	Enoxaparin increased primarily due to higher unit volumes as a result of a competitor leaving the market
●	Epinephrine increased volumes due to the launch of our epinephrine injection multi-dose vials during the second quarter of 2020
●	Decreased naloxone sales due to lower average selling price because of increased competition

●	Other finished pharmaceutical product sales decreased due to:
o	Lower demand for certain products which are frequently used in elective procedures, including lidocaine products and Cortrosyn® as a result of a nationwide decline in these procedures in response to the COVID-19 pandemic.
o	Decrease in calcium chloride, dextrose, and atropine, as a competitor who experienced shortages in 2019 returned to the market in 2020

	Year Ended December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Net revenues	$349,846	$322,357	$27,489	9%
Cost of revenues	206,506	190,434	16,072	8%
Gross profit	$143,340	$131,923	$11,417	9%
as % of net revenues	41%	41%

Offsetting factors impacting gross margin:

●	Increased sales of high margin products such as Primatene Mist® and epinephrine injection multi-dose vials
●	Increased sales of low margin enoxaparin
●	A $2.8 million amendment fee from MannKind in 2019, which increased gross margin as a percentage of revenue

	Year Ended December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$14,780	$12,830	$1,950	15%
General and administrative	50,377	50,279	98	0%
Research and development	67,229	68,853	(1,624)	(2)%

●	Selling, distribution, and marketing expenses increased due to the cost of our ongoing national television, radio, and digital marketing campaign for Primatene Mist® which began in July 2019
●	General and administrative expenses increased primarily due to the separation agreement entered into with a former executive, in which we incurred an expense of $4.9 million relating to cash compensation and share-based compensation expense, which was partially offset by a decrease in legal expenses
●	Research and development expenses decreased due to a decrease in clinical trial expenses as a result of delays caused by the COVID-19 pandemic and the completion of one of our external studies in 2020

	Year Ended December 31,		Change
	2020	2019	Dollars	%

	(in thousands)
Non-operating (expense) income, net	$(6,317)	$60,267	$(66,584)	NM

●	In June 2019, we recognized a gain of $59.9 million relating to the settlement of our patent and antitrust litigation with Momenta Pharmaceuticals, Inc. and Sandoz Inc.
●	In December 2020, we recorded $12.8 million of expense relating to the litigation with Aventis, which was partially offset by foreign currency gains

Cash flow provided by operating activities for the year ended December 31, 2020, was $57.3 million.

Impact of COVID-19

As a result of the COVID-19 pandemic, sales of Primatene Mist® and certain hospital products increased, while sales of certain products frequently used in elective produces, such as Cortrosyn® and lidocaine products, decreased. The Company has not experienced any significant negative impacts on its cash flows or operations as a result of the COVID-19 pandemic. All of the Company’s production facilities continued to operate during the quarter as they had prior to the COVID-19 pandemic with very little change, other than for enhanced safety measures intended to prevent the spread of the virus. It is not possible at this time to estimate the complete impact that the COVID-19 pandemic could have on our business, including our customers and suppliers, as the impact will depend on future developments of the pandemic, which are highly uncertain and cannot be predicted.

Pipeline Information

The Company currently has five ANDAs on file with the FDA targeting products with a market size of approximately $2.3 billion, three biosimilar products in development targeting products with a market size of approximately $13 billion, and seven generic products in development targeting products with a market size of approximately $10.5 billion. This market information is based on IQVIA data for the 12 months ended December 31, 2020. The Company is currently developing multiple proprietary products with injectable and intranasal dosage forms.

Amphastar’s Chinese subsidiary, ANP, currently has 14 Drug Master Files, or DMFs, on file with the FDA and is developing several additional DMFs.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, Primatene Mist®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) attributed to Amphastar and (ii) Adjusted non-GAAP diluted EPS attributed to Amphastar’s stockholders, which exclude amortization expense, share-based compensation, impairment charges, executive severance expense, and legal settlements, in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, March 15, 2021, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, five minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding future financial performance, backlog, sales and marketing of its products, market size and growth, product development, the timing of FDA filings or approvals, including the DMFs of ANP, the timing of product launches, acquisitions and other matters related to its pipeline of product candidates, its share buyback program and other future events, such as the impact of the COVID-19 pandemic and related responses of business and governments to the pandemic on our operations and personnel, and on commercial activity and demand across our business operations and results of operations. These statements are not historical facts but rather are based on Amphastar’s historical performance and its current expectations, estimates, and projections regarding Amphastar’s business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020. In particular, the extent of COVID-19’s impact on our business will depend on several factors, including the severity, duration and extent of the pandemic, as well as actions taken by governments, businesses, and consumers in response to the pandemic, all of which continue to evolve and remain uncertain at this time. You can locate these reports through the Company’s website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause Amphastar’s expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 980-9484

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net revenues	$95,921	$83,383	$349,846	$322,357
Cost of revenues	59,089	50,002	206,506	190,434
Gross profit	36,832	33,381	143,340	131,923

Operating expenses:
Selling, distribution, and marketing	3,787	3,476	14,780	12,830
General and administrative	12,033	10,505	50,377	50,279
Research and development	18,133	19,644	67,229	68,853
Total operating expenses	33,953	33,625	132,386	131,962

Income (loss) from operations	2,879	(244)	10,954	(39)

Non-operating (expense) income, net	(9,621)	1,430	(6,317)	60,267

(Loss) income before income taxes	(6,742)	1,186	4,637	60,228
Income tax (benefit) provision	(950)	431	3,540	13,723

Net (loss) income	$(5,792)	$755	$1,097	$46,505

Net income (loss) attributable to non-controlling interests	$481	$1,781	$(306)	$(2,434)

Net (loss) income attributable to Amphastar	$(6,273)	$(1,026)	$1,403	$48,939

Net (loss) income per share attributable to Amphastar stockholders:
Basic	$(0.13)	$(0.02)	$0.03	$1.04
Diluted	$(0.13)	$(0.02)	$0.03	$0.98

Weighted-average shares used to compute net (loss) income per share attributable to Amphastar stockholders:
Basic	47,496	46,840	47,038	46,982
Diluted	47,496	46,840	49,124	49,907

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$92,642	$73,685
Restricted cash	1,865	1,865
Short-term investments	12,977	11,675
Restricted short-term investments	2,200	2,290
Accounts receivable, net	66,005	45,376
Inventories	96,831	110,501
Income tax refunds and deposits	385	311
Prepaid expenses and other assets	6,777	9,538
Total current assets	279,682	255,241

Property, plant, and equipment, net	260,055	233,856
Finance lease right-of-use assets	612	887
Operating lease right-of-use assets	20,042	18,805
Goodwill and intangible assets, net	40,615	41,153
Other assets	5,250	11,156
Deferred tax assets	24,980	25,873
Total assets	$631,236	$586,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$95,504	$77,051
Income taxes payable	1,077	2,042
Current portion of long-term debt	12,263	7,741
Current portion of operating lease liabilities	3,357	3,175
Total current liabilities	112,201	90,009

Long-term reserve for income tax liabilities	4,709	3,425
Long-term debt, net of current portion	34,186	39,394
Long-term operating lease liabilities, net of current portion	17,464	16,315
Deferred tax liabilities	741	867
Other long-term liabilities	13,212	9,433
Total liabilities	182,513	159,443
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 54,760,922 and 47,495,439 shares issued and outstanding as of December 31, 2020 and 52,495,483 and 46,576,968 shares issued and outstanding as of December 31, 2019, respectively	5	5
Additional paid-in capital	410,061	367,305
Retained earnings	117,773	116,370
Accumulated other comprehensive loss	(3,721)	(4,687)
Treasury stock	(121,812)	(97,627)
Total Amphastar Pharmaceuticals, Inc. stockholders’ equity	402,306	381,366
Non-controlling interests	46,417	46,162
Total equity	448,723	427,528
Total liabilities and stockholders’ equity	$631,236	$586,971

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

GAAP net (loss) income	$(5,792)	$755	$1,097	$46,505
Adjusted for:
Intangible amortization	265	260	1,036	1,037
Share-based compensation	4,334	4,296	18,180	17,296
Impairment of long-lived assets	81	171	241	365
Expense related to executive separation agreement	—	—	4,869	—
Gain (loss) on litigation settlement	13,780	—	13,780	(59,900)
Income tax (benefit) provision on pre-tax adjustments	(4,090)	72	(7,482)	10,494
Non-GAAP net income	$8,578	$5,554	$31,721	$15,797

Non-GAAP net income (loss) attributable to non-controlling interests	$584	$1,915	$105	$(2,013)

Non-GAAP net income attributable to Amphastar	$7,994	$3,639	$31,616	$17,810

Non-GAAP net income per share attributable to Amphastar stockholders:
Basic	$0.17	$0.08	$0.67	$0.38
Diluted	$0.16	$0.07	$0.64	$0.36

Weighted-average shares used to compute non-GAAP net income per share attributable to Amphastar stockholders:
Basic	47,496	46,840	47,038	46,982
Diluted	49,730	49,242	49,124	49,907

	Three Months Ended December 31, 2020

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$59,089	$3,787	$12,033	$18,133	$(9,621)	$(950)	$481
Intangible amortization	(232)	—	(33)	—	—	—	11
Share-based compensation	(972)	(106)	(2,920)	(336)	—	—	114
Impairment of long-lived assets	(40)	—	(12)	(29)	—	—	5
Loss on litigation settlement	—	—	(975)	—	(12,805)	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	4,090	(27)
Non-GAAP	$57,845	$3,681	$8,093	$17,768	$3,184	$3,140	$584

Reconciliation of Non-GAAP Measures (continued)

	Three Months Ended December 31, 2019

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$50,002	$3,476	$10,505	$19,644	$1,430	$431	$1,781
Intangible amortization	(226)	—	(34)	—	—	—	11
Share-based compensation	(880)	(103)	(2,961)	(352)	—	—	98
Impairment of long-lived assets	(30)	—	(141)	—	—	—	58
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	(72)	(33)
Non-GAAP	$48,866	$3,373	$7,369	$19,292	$1,430	$359	$1,915

	Year Ended December 31, 2020

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$206,506	$14,780	$50,377	$67,229	$(6,317)	$3,540	$(306)
Intangible amortization	(902)	—	(134)	—	—	—	45
Share-based compensation	(4,248)	(456)	(11,771)	(1,705)	—	—	444
Impairment of long-lived assets	(72)	—	(140)	(29)	—	—	20
Expense related to executive separation agreement	—	—	(4,869)	—	—	—	—
Loss on litigation settlement	—	—	(975)	—	(12,805)	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	7,482	(98)
Non-GAAP	$201,284	$14,324	$32,488	$65,495	$6,488	$11,022	$105

	Year Ended December 31, 2019

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$190,434	$12,830	$50,279	$68,853	$60,267	$13,723	$(2,434)
Intangible amortization	(895)	—	(142)	—	—	—	45
Share-based compensation	(3,819)	(388)	(11,538)	(1,551)	—	—	355
Impairment of long-lived assets	(99)	—	(164)	(102)	—	—	113
Gain on litigation settlement	—	—	—	—	59,900	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	(10,494)	(92)
Non-GAAP	$185,621	$12,442	$38,435	$67,200	$367	$3,229	$(2,013)